                                                                    Exhibit 99.2
                              REQUEST FOR WAIVER

                            Cabot Industrial Trust
                 Dividend Reinvestment and Share Purchase Plan


TO:  Cabot Industrial Trust
     Two Center Plaza, Suite 200
     Boston, Massachusetts 02108
                                                   DATED
Telephone:  (888) 999-9999                              -----------------------
Fax Number: (888) 999-9999

     This form is to be used only by participants in the Cabot Industrial Trust Dividend Reinvestment and Share Purchase Plan who are requesting authorization from Cabot Industrial Trust to make an optional cash payment under the Plan in excess of the $000.000 monthly maximum limit.

     A new form must be completed each month the Participant wishes to make an optional cash payment in excess of the $000.00 monthly maximum limit. This form will not be accepted by Cabot Industrial Trust unless it is completed in its entirety.

     The Participant submitting this form hereby certifies that (i) the contained herein is true and correct as of the date of this form; (ii) the Participant has received a current copy of the Prospectus relating to the Plan;
(iii) the optional cash payment is being made by and on behalf of the Participant or its own account; and (iv) the Participant shall submit a copy of this Request for Waiver (approved by Cabot Industrial Trust) to EquiServe L.P. via facsimile number 1-781-575-2549, at the same time an Authorization Form and the optional cash payments are submitted by the Participant.

     Shares acquired through the Plan will be held in account with BankBoston, N.A. as Plan Administrator. Participants wishing delivery of shares could contact BankBoston, N.A. at 1-800-XXX-XXXX.

========================================================================


---------------------------------------------  -------------------------
Participant's Signature                        Social Security Number(s)    Date


---------------------------------------------  -------------------------
Participant's Signature                        Address


---------------------------------------------  ------------  -----------
Print name as it appears on share certificate  City          State          Zip


Optional Cash Payment Amount Requested         -------------------------
                                               Phone Number

$
------------------------------------------     -------------------------
                                               Facsimile Number